                          POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned,
Brian G. Rogan does hereby constitute and appoint Arlie R. Nogay,
Richard M. Pearlman and Bart R. Schwartz and each of them his true and lawful attorneys-in-fact for and in his name, place and stead to:
        1.  Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and The Bank of New York Mellon
Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934 such statements regarding the undersigned's beneficial ownership of securities of The Bank of New York Mellon Corporation as required by law; and
        2.  Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and The Bank of New York Mellon
Corporation one or more Notices of Proposed Sale of Securities on
Form 144 relating to the sale of shares of stock of The Bank of New York
Mellon Corporation owned by the undersigned.
        Said attorneys-in-fact and each of them shall have full power and authority to do and perform each and every act necessary to be done in connection with any of the above as fully as the undersigned might or could do in person, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall expire on July 1, 2012.
        IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney as of this 1st day of July, 2007.

                               /s/ Brian G. Rogan
                                         ---------------------------
                                                 Brian G. Rogan